EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the common stock of HCA Inc. and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of Februa

BANK OF AMERICA CORPORATION
By:	/s/ Debra I. Cho Name: Debra I. Cho Title: Senior Vice President

MERRILL LYNCH & CO., INC.
By:	/s/ Jonathan N. Santelli Name: Jonathan N. Santelli Title: Authorized Signatory

MERRILL LYNCH GROUP, INC.
By:	/s/ Jonathan N. Santelli Name: Jonathan N. Santelli Title: Authorized Signatory

MERRILL LYNCH GP INC.
By:	/s/ Douglas P. Madden Name: Douglas P. Madden Title: Assistant Secretary

ML GLOBAL PRIVATE EQUITY PARTNERS, L.P. By: Merrill Lynch GP Inc., its general partner
By:	/s/ Douglas P. Madden Name: Douglas P. Madden Title: Assistant Secretary

MLGPE LTD.
By:	/s/ Douglas P. Madden Name: Douglas P. Madden Title: Assistant Secretary

Exh. 1- Page 1

ML GLOBAL PRIVATE EQUITY FUND, L.P. By: MLGPE Ltd., its general partner
By:	/s/ Douglas P. Madden Name: Douglas P. Madden Title: Assistant Secretary

MERRILL LYNCH VENTURES, LLC
By:	/s/ Douglas P. Madden Name: Douglas P. Madden Title: Assistant Secretary

MERRILL LYNCH VENTURES L.P. 2001 By: Merrill Lynch Ventures, LLC, its general partner
By:	/s/ Douglas P. Madden Name: Douglas P. Madden Title: Assistant Secretary

ML HERTZ CO-INVESTOR GP, LLC By: ML Global Private Equity Fund, L.P. as sole member By: MLGPE Ltd., its general partner
By:	/s/ Douglas P. Madden Name: Douglas P. Madden Title: Assistant Secretary

ML HERTZ CO-INVESTOR, L.P. By: ML Hertz Co-Investor G.P., L.L.C., its general partner By: ML Global Private Equity Fund, L.P., as sole member By: MLGPE Ltd., its general partner

Exh. 1- Page 2

By:	/s/ Douglas P. Madden Name: Douglas P. Madden Title: Assistant Secretary

CMC-HERTZ GENERAL PARTNER, L.L.C.
By:	/s/ Angel L. Morales Name: Angel L. Morales Title: Executive Committee Member

CMC-HERTZ PARTNERS, L.P. By: CMC-Hertz General Partner, L.L.C., its general partner
By:	/s/ Angel L. Morales Name: Angel L. Morales Title: Executive Committee Member

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By:	/s/ Jonathan N. Santelli Name: Jonathan N. Santelli Title: Assistant Secretary

MERRILL LYNCH BANK & TRUST CO., FSB
By:	/s/ Jonathan N. Santelli Name: Jonathan N. Santelli Title: Authorized Signatory

Exh. 1- Page 3